Exhibit 99.2
January 31, 2006

Marty Beard
SVP, Corporate Development & Marketing
Sybase, Inc.
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)
Dear Marty:
This is to inform you of your 2006 Executive Compensation as approved by the Sybase, Inc. Compensation Committee.
1.	Cash Compensation (effective January 1, 2006)
•	Annual base salary: $342,585 (paid semi-monthly at $14,274.38)

•	Incentive Bonus Plan target: $212,403 (% of your TTE )

•	Total target earnings (TTE): $554,988
Your incentive bonus target will be based on Sybase, Inc. overall company performance as follows:
•	50% on Sybase revenue of $879 M

•	50% on Sybase profit before taxes (PBT) of $194.3 M
Payment of annual incentive bonus will be based on following:
a)	Sybase revenue:
•	70% at 93% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

•	Not to exceed 400% of target bonus
b)	Sybase PBT
•	80% at 80% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

•	Not to exceed 300% of target bonus

Marty Beard
January 31, 2006

2.	Long-Term Incentives
a)	Sybase Performance-based Restricted Stock : (Attachment A)
•	12,580 shares (3-year performance period)
b)	Sybase Restricted Stock:
•	5,032 shares (3-year cliff vest)
c)	Time Vested Stock Appreciation Rights (SARs) to be settled in Sybase Stock per attached information: (Attachment B)
•	27,966 stock appreciation rights (4-year service vest)
I also want to take this opportunity to thank you for your contributions in 2005. I look forward to your support and contributions in 2006.
Sincerely,
/s/ John S. Chen
John S. Chen
Chairman, CEO and President

cc:	HR File